Exhibit 10.1

WAIVER AND EXCHANGE AGREEMENT

WAIVER AND EXCHANGE AGREEMENT (the “Agreement”), dated as of March 20, 2007, by and between Pro-Pharmaceuticals, Inc., a Nevada corporation (the “Company”), and the undersigned investor in the Company (the “Investor”).

WHEREAS:

A. The Company, the Investor and certain other investors (the “Other Investors” and, collectively with the Investor, the “Investors”), have entered into that certain Securities Purchase Agreement, dated as of February 14, 2006 (the “Securities Purchase Agreement”), pursuant to which, among other things, the Investors purchased from the Company (i) an aggregate of $10,000,000 principal amount of 7% Convertible Debentures (the “Debentures”, and the Debentures issued to the Investor, the “Investor Debentures”) due February 14, 2008, convertible into shares of Company’s common stock, par value $.001 per share, (the “Common Stock”, and as converted, the “Conversion Shares”), in accordance with the terms of the Debentures and (b) the warrants (the “Warrants” and the Warrant issued to the Investor, the “Investor Warrants”) to acquire an aggregate of approximately 1,500,000 shares of Common Stock, in accordance with the terms of the Warrants.

B. Contemporaneously with the execution and delivery of the Securities Purchase Agreement, the Company and the Investors entered into a Registration Rights Agreement, dated as of February 14, 2006 (the “Registration Rights Agreement”), pursuant to which the Company agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, and applicable state securities laws.

C. The Company and the Investor desire to enter into this Agreement, pursuant to which upon satisfaction of certain conditions, among other things, (i) the Investor and the Company agree that the next Monthly Redemption Date occurring on April 1, 2007 shall instead occur on March 21, 2007 (the “Next Monthly Redemption Date”), (ii) on the Next Monthly Redemption Date (as such term is defined in the Debentures), the Investor agrees to waive the limitation on the Monthly Redemption Amount and shall permit the Company to redeem the outstanding principal amount of the Investor Debentures plus accrued but unpaid interest, liquidated damages and any other amounts then owing to the Investor, in Conversion Shares (as issued, the “Redemption Conversion Shares”) based on the Monthly Conversion Price (as such term is defined in the Debentures), which the Investor and the Company agree is equal to $0.75 per share (the “Redemption Conversion Price”) and (iii) the transaction contemplated by this Agreement shall be treated as if it constituted a Dilutive Issuance (as defined in the Investor Warrants), which shall entitle the Investor to an adjustment of the exercise price of the Investor Warrants, as set forth in Section 1(a) below, and, as evidence thereof, the Company shall deliver to the Investor the notice provided for in Section 3(h) of the Investor Warrants.

D. The exchange of the Investor Debentures for the Redemption Conversion Shares is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act.

E. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Securities Purchase Agreement.

NOW, THEREFORE, the Company and the Investor hereby agree as follows:

1. WAIVER AND REDEMPTION OF DEBENTURES.

(a) Waiver and Redemption of Debentures; Warrants. Subject to satisfaction (or waiver) of the conditions set forth in Sections 4 and 5, at the Closing (as defined below) (i) the Company shall redeem the outstanding principal amount of the Investor Debentures plus accrued but unpaid interest, liquidated damages and any other amounts then owing to the Investor, in Conversion Shares based on the Monthly Conversion Price, which the Investor and the Company agree is equal to $0.75 per share and issue the Redemption Conversion Shares and (ii) the foregoing transaction shall be treated as if it constituted a Dilutive Issuance as defined in Section 3(b) of the Investor Warrants in connection with which the parties hereto agree that the Exercise Price shall be adjusted to $1.00 (which, for avoidance of confusion in the application of such section, also serves as the Base Share Price for purposes of calculating the increase in the number of “Warrant Shares” issuable thereunder) and, as evidence of such adjustment, the Company shall deliver to the Investor, in the manner provided in Section 2(h) of the Investor Warrants, a notice of adjustment (the “Exercise Price Adjustment Notice”).

(b) Closing Date. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York Time, on the date of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 4 and 5 below (or such later date as is mutually agreed to by the Company and the Investor). The Closing shall occur on the Next Monthly Redemption Date at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022.

2. REPRESENTATIONS AND WARRANTIES

(a) Company Bring Down. The Company represents and warrants to the Investor:

(i) as set forth in Section 3.1 of the Securities Purchase Agreement as if such representations and warranties were made as of the date hereof and set forth in their entirety in this Agreement, including without limitation the schedules referenced therein;

(ii) that it acknowledges that for purposes of Rule 144 of the Securities Act (“Rule 144”), the holding period of the Redemption Conversion Shares shall be tacked back to the date of original issuance of the Investor Debentures and agrees not to take any position in contravention of the foregoing

(b) Investor Bring Down. The Investor hereby represents and warrants, as to itself only, as set forth in Section 3.2 (other than Section 3.2(f) thereto) of the Securities Purchase Agreement as if such representations and warranties were made as of the date hereof and set forth in their entirety in this Agreement.

3. CERTAIN COVENANTS AND AGREEMENTS

(a) Rule 144. On or after the date hereof, in the event that the Investor desires to sell any of its Replacement Securities pursuant to Rule 144, the Company shall be required to take all actions necessary or requested by the Investor to facilitate such sale, including without limitation, (i) delivery of an opinion of counsel of recognized standing, in form and substance reasonably acceptable to the Company’s transfer agent and the Investor, to the effect that the Redemption Conversion Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an Rule 144 and (ii) giving any necessary instructions to its transfer agent to facilitate such sale.

(b) Legend Removal. On or after the date hereof, the Company shall, upon the Investor’s written request together with a representation of such Investor that (i) it intends to resell the Replacement Securities evidenced by the applicable Replacement Certificate(s) pursuant to Rule 144 (unless such Replacement Securities are subject to an effective Registration Statement) or (ii) the resale restrictions on the Replacement Securities have terminated pursuant to Rule 144(k), promptly cause certificates evidencing such Replacement Securities to be replaced with certificates which do not bear any restrictive legends. When the Company is required to cause unlegended certificates to replace previously issued legended certificates, if unlegended certificates are not delivered to the Investor within three (3) Business Days of submission by that Investor of legended certificate(s) to the Company (such third Business Day, the “Legend Removal Date”) and if on or after such Legend Removal Date the Investor purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Investor of Common Stock that the Investor anticipated receiving from the Company without any restrictive legend (a “Buy-In”), then the Company shall promptly honor its obligation to deliver to the Investor a certificate or certificates representing such number of Common Stock that would have been issued if the Company timely complied with its obligations hereunder and, within three (3) Business Days after the Investor’s request, pay cash to the Investor in an amount equal to the excess (if any) of the Investor’s total purchase price (including brokerage commissions, if any) for the Common Stock it purchased in the Buy-In over the product of (a) such number of Common Stock that the Company was required to deliver to the Investor on the Legend Removal Date, times (b) the closing bid price of the Common Stock on the Investor. Notwithstanding the availability of the liquidated damages set forth above, the Investor shall be entitled to specific performance in connection with the removal of legends and the issuance of unlegended certificates.

(c) Registration Rights. Notwithstanding the foregoing, if the Company or the Company’s transfer agent, as applicable, (i) fails or is otherwise unable to issue unlegended certificates to replace previously issued legended certificates pursuant to Section 3.1(a) above or (ii) after the removal of the legend pursuant to Section 3.1(a) above, is required to re-insert the legend, the Company shall, as promptly as possible, make any necessary amendments or supplements to the existing Registration Statement (File No. 333-139974) such that the Redemption Conversion Shares and the shares underlying the Investor Warrants (the “Warrant Shares”) are covered by such Registration Statement, or prepare and file with the SEC a new Registration Statement covering the resale of all Redemption Conversion Shares and Warrant Shares for an offering to be made on a continuous basis pursuant to Rule 415 on terms identical to those set forth in the Registration Rights Agreement.

(d) Disclosure of Transactions and Other Material Information. On or before 8.30 am, New York Time, on the Trading Day following the date hereof, the Company shall file a Current Report on Form 8-K describing this Agreement and any documents relating to the issuance of Conversion Common Stock in the form required by the Exchange Act, and attaching the material transaction documents (including, without limitation, this Agreement), as exhibits to such filing (including all attachments, the “8-K Filing”, and the description and attachments, the “8-K Materials”). From and after the filing of the 8-K Filing with the SEC, the Investor shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide the Investor with any material nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the SEC without the express written consent of such Investor. Subject to the foregoing, neither the Company nor the Investor shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Investor, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations, including the applicable rules and regulations of the Trading Market (provided that in the case of clause (i) the Investor shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).

(e) Right of Participation. From the date hereof until the date that is the 6 month anniversary of the Closing Date, the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries’ equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock or Common Stock Equivalents (any such offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”), unless the Company shall have first complied with this Section 3(e).

(i) The Company shall deliver to the Investor a written notice (the “Offer Notice”) of any bona fide proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with such Buyers the Offered Securities in an amount equal to a dollar amount that is the equal to the outstanding principal together with accrued and unpaid interest on, plus any other amounts due under, the Investor Debentures held by the undersigned Investor on the date of this Agreement.

(ii) To accept an Offer, in whole or in part, the Investor must deliver a written notice to the Company prior to the end of the fifth (5th) Business Day after the Investor’s receipt of the Offer Notice (the “Offer Period”), setting forth the such amount that the Investor elects to purchase (the “Notice of Acceptance”).

(iii) The purchase by the Investor of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Investor of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Investor and its counsel.

(iv) The restrictions contained in Section 3(e) shall not apply, as set forth in the Securities Purchase Agreement, with respect to any Exempt Issuances or pursuant to any bona fide firm commitment underwritten public offering with a nationally recognized and reputable underwriter.

(f) Amortization of Outstanding Notes. After the date of this Agreement, the Company shall not redeem, in whole or in part, any outstanding Investor Debentures, whether pursuant to Section 6 of the Investor Debentures or otherwise, by issuing Common Stock unless such Common Stock is issued at a price per share greater than or equal to $0.85.

(g) Future Issuances of Equity. From the date of this Agreement until 30 calendar days after the Closing Date, the Company will not effect, enter into an agreement with respect to or announce a Subsequent Placement unless the price per share of Common Stock sold or underlying any Common Stock Equivalents sold is greater than the Redemption Conversion Price.

(h) Fees and Expenses. At the Closing, the Company shall reimburse the Investor for its reasonable legal and due diligence fees and expenses in connection with the preparation and negotiation of this Agreement and the related documents by paying such amount to Schulte Roth & Zabel LLP (the “Investor Counsel Expense”); provided, however, that to the extent that more than one Investor engages such counsel, such Investor Counsel Expense shall represent the aggregated Investor Counsel Expense for all such Investors. Except as otherwise set forth in this Agreement or pursuant to the registration rights pursuant to Section 3(c) hereof, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

4. COMPANY'S CLOSING DELIVERIES.

(a) At the Closing, the Company shall deliver or cause to be delivered to the Investor the following:

(i) The Conversion Shares registered in the name of the Investor.

(ii) The Exercise Price Adjustment Notice.

(iii) A certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the effect that the Company shall have taken all corporate action and obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the issuance of the Redemption Conversion Shares.

(iv) An amount in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Investor for such purpose, equal to the Investor Counsel Expense (which amount may be for all Investors that engaged the counsel resulting in Investor Counsel Expense).

(v) Such other documents relating to the transactions contemplated by this Agreement as the Investor or its counsel may reasonably request.

(vi) An opinion of Greenberg Traurig LLP with respect to the application of Rule 144 (i) referred to in the acknowledgement of the Company stated at Section 2(a)(ii) of this Agreement and (ii) in connection with a “cashless” exercise of the Investor Warrants.

(b) At the Closing, all of the Equity Conditions (as such term is defined under the Debentures) shall have been met or waived by the Investor.

5. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in one or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e) Entire Agreement; Effect on Prior Agreements; Amendments. This Agreement, the documents referenced herein and any agreements entered into on the date hereof in connection with the transactions contemplated by this Agreement supersede all other prior oral or written agreements between the Investor, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the party against whom enforcement is sought. The Company has not, directly or indirectly, made any agreements with any of the Investors relating to the terms or conditions of the transactions contemplated hereby except as set forth or referenced herein as amended or cancelled by this Agreement.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Pro-Pharmaceuticals, Inc.

7 Wells Avenue

Newton, Massachusetts

Facsimile: (617) 928-3450

Telephone: (617) 559-0033

Attention: Chief Executive Officer

with a copy to:

Greenberg Traurig, LLP

One International Place

Boston, MA 02110

Facsimile: (617) 310-6001

Telephone: (617) 310-6000

Attention: Jonathan C. Guest

If to the Investor:

At the address set forth in the

Securities Purchase Agreement

With a copy to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

Facsimile: (212) 593-5955

Telephone: (212) 756-2376

Attention: Eleazer N. Klein, Esq.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party at least five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i) Survival. The representations and warranties of the Company and the Investors contained herein, and the agreements and covenants set forth herein, shall survive the Closing.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(l) Remedies. The Investors shall have all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Investor. The Company therefore agrees that the Investor shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PRO-PHARMACEUTICALS, INC.

By:
Name:
Title:

[Investor signature page follows]

INVESTOR SIGNATURE PAGE

Print Name of Investor:

By:
Name:
Title:

Exhibit A to Waiver and Exchange Agreement

Pro-Pharmaceuticals, Inc.

7 Wells Avenue

Newton, MA 02459

To All Holders of Common Stock Purchase Warrants Issued February 14, 2006

Re:	Exercise Price Adjustment

Pursuant to Section 3(h) of those certain Common Stock Purchase Warrants of Pro-Pharmaceuticals, Inc. (the “Company”) issued on February 14, 2006 (the “Warrants”), the Company hereby gives you notice of an adjustment to the Exercise Price. Capitalized terms not defined herein have the meanings given them in the Warrants.

As a result of the Company’s transactions contemplated by that certain Waiver and Exchange Agreement dated March 20, 2007 between the Company and the investors therein named, the Exercise Price, pursuant to Section 3(b) of the Warrants is adjusted to $1.00, which shall also serve as the Base Share Price for purposes of the application of such section.

If you have any questions, please do not hesitate to contact me at 617.559.0033.

Sincerely,

Pro-Pharmaceuticals, Inc.

By:
Carl L. Lueders, Chief Financial Officer